UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 30, 2008
Bell Microproducts Inc.

(Exact name of registrant as specified in its charter)

California	0-21528	94-3057566

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1941 Ringwood Avenue, San Jose, California		95131-1721

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 408-451-9400
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 30, 2008, Bell Microproducts Inc. (the “Company”) entered into indemnification agreements with each of its executive officers. These agreements set forth the circumstances under which the Company will indemnify the executive officers and pay their expenses if they become a party to, or are threatened with, any action, suit, or proceeding arising out of their service as executive officers of the Company. On October 30, 2008, the Company also entered into similar indemnification agreements with the members of its Board of Directors. For those members of the Board who had existing indemnification agreements with the Company, the Company entered into amended and restated indemnification agreements.
     The foregoing is qualified in its entirety by reference to the forms of Executive Officer Indemnification Agreement, Director Indemnification Agreement, and Amended and Restated Director Indemnification Agreement attached to this report as Exhibits 10.1, 10.2, and 10.3, respectively, which are incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1	Form of Executive Officer Indemnification Agreement.

Exhibit 10.2	Form of Director Indemnification Agreement.

Exhibit 10.3	Form of Amended and Restated Director Indemnification Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Microproducts Inc.
November 5, 2008	By:	/s/ Andrew S. Hughes
		Name:	Andrew S. Hughes
		Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Executive Officer Indemnification Agreement.

10.2	Form of Director Indemnification Agreement.

10.3	Form of Amended and Restated Director Indemnification Agreement.